Exhibit 10.1

SERIES A PREFERRED UNIT

PURCHASE AGREEMENT

among

STONEMOR PARTNERS L.P.

and

THE PURCHASERS PARTY HERETO

i

ii

Section 7.13	No Recourse Against Others	34
Section 7.14	No Third-Party Beneficiaries	35
Section 7.15	Execution in Counterparts	35

EXHIBIT A – Form of A&R GP LLC Agreement

EXHIBIT B – Form of Amendment to Nomination and Director Voting Agreement Amendment

EXHIBIT C – Form of Amendment to Voting and Support Agreement

EXHIBIT D – Form of Registration Rights Agreement

EXHIBIT E - Form of Opinion of Vinson & Elkins L.L.P.

EXHIBIT F – Form of Third A&R LPA

EXHIBIT G – Form of Amendment to Merger Agreement

EXHIBIT H - Form of Officer’s Certificate

EXHIBIT I - Form of General Partner Waiver

SCHEDULE A - Purchase Price Allocation

SCHEDULE B – Board of Directors of General Partner

iii

SERIES A PREFERRED UNIT PURCHASE AGREEMENT

This SERIES A PREFERRED UNIT PURCHASE AGREEMENT, dated as of June 27, 2019 (this “Agreement”), is entered into by and among STONEMOR PARTNERS L.P., a Delaware limited partnership (the “Partnership”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).

WHEREAS, the Partnership desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, the Partnership’s Series A Preferred Units (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership has agreed to provide the Purchasers with certain registration rights with respect to the Conversion Units (as defined below) underlying the Series A Preferred Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“A&R GP LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, to be entered into at the Closing, between StoneMor GP Holdings LLC and the Lead Purchaser, in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, any fund or account managed, advised or subadvised, directly or indirectly, by a Purchaser or its Affiliates, shall be considered an Affiliate of such Purchaser.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Amendment to Merger Agreement” has the meaning set forth in Section 2.02(a)(iii).

“Amendment to Nomination and Director Voting Agreement Amendment” means the Second Amendment to the Nomination and Director Voting Agreement, to be entered into at the Closing, among the General Partner, StonMor GP Holdings LLC, Robert B. Hellman Jr. as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC, the Lead Purchaser and certain Affiliates of the Lead Purchaser, in the form attached hereto as Exhibit B.

“Amendment to Voting and Support Agreement” means the Third Amendment to Voting and Support Agreement, to be entered into at the Closing, among the Partnership, the General Partner, the Lead Purchaser, certain Affiliates of the Lead Purchaser, Robert B. Hellman, Jr. as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC and StoneMor GP Holdings LLC, in the form attached hereto as Exhibit C.

“Basic Amount” has the meaning specified in Section 5.04(b)(i).

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or Commonwealth of Pennsylvania are authorized or required by Law or other governmental action to close.

“C-Corp Shares” means the shares of common stock of StoneMor Inc.

“C-Corporation Conversion” means the consummation of the transactions contemplated by the A&R Merger Agreement, as may be amended or amended and restated from time to time, or such other transaction permitted by the New Indenture in which Preferred Units and Common Units of the Partnership are exchanged for C-Corp Shares.

“Closing” has the meaning specified in Section 2.01.

“Closing Date” has the meaning specified in Section 2.01.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means common units representing limited partner interests in the Partnership.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Conversion Units” means the Common Units issuable upon conversion of the Purchased Units (without regard to any limitation on conversion included in the Partnership Agreement).

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Disqualification Event” has the meaning specified in Section 506(d)(1) of Regulation D under the Securities Act.

“Exchange” means the New York Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of August 4, 2016, among StoneMor Operating LLC, the other borrowers party thereto, the lenders party thereto, Capital One, National Association, as administrative agent and the other agents party thereto, as amended, amended and restated or supplemented from time to time.

“Existing Indenture” means that certain Indenture, dated as of May 28, 2013, by and among the Partnership, certain Subsidiaries of the Partnership as Issuers and Guarantors party thereto from time to time and Wilmington Trust, National Association, as Trustee, as amended, amended and restated or supplemented from time to time.

“Funding Obligation” means an amount equal to the Purchase Price multiplied by the number of Purchased Units to be purchased by a Purchaser on the Closing Date, as set forth opposite such Purchaser’s name on Schedule A.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof, consistently applied during the periods involved; provided that for the financial statements of the Partnership prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“General Partner” means StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership means a Governmental Authority having jurisdiction over the General Partner and the Partnership Entities or any of their respective Properties.

“Incentive Distribution Rights” has the meaning specified in Section 3.02(a).

“Indemnified Party” has the meaning specified in Section 6.03(b).

“Indemnifying Party” has the meaning specified in Section 6.03(b).

“Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Issuer Covered Person” has the meaning specified in Section 506(d)(1) of Regulation D under the Securities Act.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lead Purchaser” means Axar Capital Management LP or its designee.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” means a material adverse effect (a) on the business, property, operations, assets, liabilities (actual or contingent), operating results, prospects or financial condition of the Partnership and its Subsidiaries, taken as a whole, (b) on the ability of the Partnership or its Subsidiaries, as applicable, to perform any of their obligations under the Transaction Documents or (c) on the validity or enforceability of any of the Transaction Documents or the rights and remedies of the Purchasers thereunder.

“New Indenture” means the Indenture, dated as of June 27, 2019, by and among the Partnership and certain Subsidiaries of the Partnership as Issuers and the Subsidiary Guarantors party thereto from time to time and Wilmington Trust, National Association, as Trustee and as Collateral Agent, as amended, amended and restated, or supplemented from time to time.

“Notes” has the meaning set forth in Section 2.02(b)(v).

“Notice of Issuance” has the meaning specified in Section 5.04(b).

“Offered Securities” has the meaning specified in Section 5.04(b).

“Offering Size” has the meaning specified in Section 5.04(d).

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Overallotment Securities” has the meaning specified in Section 5.04(e).

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 9, 2008, as amended to date and as may be amended from time to time in accordance with the terms thereof, including as the context requires, the Third A&R LPA.

“Partnership Entities” means, collectively the Partnership and the Partnership’s Subsidiaries.

“Partnership Related Parties” has the meaning specified in Section 6.01.

“Partnership SEC Documents” means the Partnership’s forms, registration statements, reports, schedules and statements filed by it under the Exchange Act or the Securities Act, as applicable.

“Permits” means any approvals, authorizations, consents, licenses, permits, variances, waivers, grants, franchises, concessions, exemptions, orders, registrations or certificates of a Governmental Authority.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Price Range” has the meaning specified in Section 5.04(d).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Pro Rata Share” has the meaning specified in Section 5.04(b).

“Purchase Price” has the meaning specified in Section 2.01.

“Purchased Units” has the meaning specified in Section 2.01.

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Refinancing” means the repayment of amounts owed under the Existing Credit Agreement and the Existing Indenture using the net proceeds of the issuance of the Preferred Units and the borrowing under the New Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between the Partnership, the General Partner and the Purchasers, in the form attached hereto as Exhibit D.

“Representatives” means, with respect to a specified Person, the investors, shareholders, members, officers, partners, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Rights Offering” has the meaning specified in Section 5.05.

“Securities” means, collectively, the Series A Preferred Units and the Conversion Units.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series A Preferred Units” means the Partnership’s Series A Preferred Units.

“Subsequent Offering” has the meaning specified in Section 5.04(b).

“Subsequent Offering Documents” has the meaning specified in Section 5.04(f).

“Subsequent Underwritten Offering” has the meaning specified in Section 5.04(d).

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at any of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Third A&R LPA” has the meaning specified in Section 2.02(a)(ii).

“Third-Party Claim” has the meaning specified in Section 6.03(a).

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Third A&R LPA, the A&R Merger Agreement, the Amendment to Voting and Support Agreement, the Amendment to Nomination and Director Voting Agreement Amendment, the A&R GP LLC Agreement and the New Indenture, each as amended to date, and any and all other agreements or instruments executed and delivered by the Partnership or the General Partner hereunder, thereunder or in connection with the Refinancing, as applicable.

“U.S. Affiliate” means an Affiliate that is a United States person.

“United States person” has the meaning specified in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Section 1.02    Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Partnership and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01    Closing. On the Closing Date, subject to the terms and conditions hereof, each Purchaser hereby agrees to purchase from the Partnership, and the Partnership hereby agrees to issue and sell to each Purchaser, the number of Series A Preferred Units under the Purchased Units column set forth opposite each Purchaser’s name on Schedule A (the “Purchased Units”) for a cash purchase price of $1.1040 per Series A Preferred Unit (the “Purchase Price”). The

consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on the date of this Agreement (such date, the “Closing Date”), at the offices of Schulte, Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. In the case of each Purchaser, the Securities to be issued and sold to such Purchaser shall be held in book entry form by the Partnership until such time as such Purchaser delivers written notice to deliver such Preferred Units to such Purchaser or any of its Affiliates in the name of such Purchaser or any of its Affiliates, as applicable.

Section 2.02    Closing Conditions.

(a)        Deliveries of the Partnership at the Closing. At the Closing, the Partnership shall deliver or cause to be delivered to the Purchasers:

(i)        An opinion from Vinson & Elkins L.L.P., counsel for the General Partner and the Partnership, substantially in the form attached hereto as Exhibit E, which shall be addressed to the Purchasers and dated the Closing Date;

(ii)        An executed copy of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, in the form attached to this Agreement as Exhibit F (the “Third A&R LPA”);

(iii)        An executed copy of the Second Amendment to Merger and Reorganization Agreement, by and among the Partnership, the General Partner, StoneMor GP Holdings LLC and Hans Merger Sub, LLC, in the form attached to this Agreement as Exhibit G (the “Amendment to Merger Agreement”);

(iv)        Evidence that an application to list the Conversion Units has been submitted to the Exchange;

(v)        Evidence of issuance of the Purchased Units credited to book-entry accounts maintained by the Partnership, bearing a restrictive notation meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement or the Delaware LP Act and applicable federal and state securities laws;

(vi)        A certificate of an authorized officer of the General Partner, dated as of the Closing Date, certifying as to the matters set forth in Section 2.02(b)(ii), in the form attached hereto as Exhibit H;

(vii)        A certificate of the Secretary of the General Partner, on behalf of the Partnership, dated the Closing Date, certifying as to and attaching (A) the certificate of formation of the Partnership, (B) the Partnership Agreement, (C) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, (D) board resolutions authorizing the issuance of the Purchased Units and the Conversion Units in form acceptable to Purchasers and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Partnership or the General Partner, as applicable, setting forth the name and title and bearing the signatures of such officers;

(viii)        A duly executed waiver of the General Partner with respect to certain of its rights under the Partnership Agreement, in substantially the form attached hereto as Exhibit I;

(ix)        The Registration Rights Agreement, which shall have been duly executed by the Partnership and the General Partner;

(x)        The Amendment to Nomination and Director Voting Agreement Amendment, which shall have been duly executed by the General Partner and American Infrastructure Funds LP and/or its Affiliates signatory thereto;

(xi)        The Amendment to Voting and Support Agreement, which shall have been duly executed by the General Partner, the Partnership and American Infrastructure Funds LP and/or its Affiliates signatory thereto;

(xii)        The A&R GP LLC Agreement, which shall have been duly executed by StonMor GP Holdings LLC;

(xiii)        A letter from the Partnership’s transfer agent certifying the number of Securities outstanding as of a date within five (5) days of the Closing Date; and

(xiv)        Such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

(b)        Conditions to Each Purchaser’s Obligation to Purchase.

(i)        Each Purchaser shall have received all documents contemplated to be delivered by the Partnership pursuant to Section 2.02(a);

(ii)        The representations and warranties of the Partnership shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date hereof (except for representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such specified date) and the Partnership shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Partnership at or prior to the Closing Date.

(iii)        The Common Units (I) shall be listed on the Exchange and (II) shall not have been suspended, as of the Closing Date, by the Commission or the Exchange from trading on the Exchange nor shall suspension by the Commission or the Exchange have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Exchange or (B) by falling below the minimum listing maintenance requirements of the Exchange.

(iv)        The Exchange shall have approved, orally or in writing, the listing of the Conversion Units;

(v)        All conditions to the issuance of the Senior Secured PIK Toggle Notes due 2024 (the “Notes”) under the New Indenture shall have been satisfied (other than the sale and issuance of the Series A Preferred Units pursuant to this Agreement);

(vi)        Immediately prior to the consummation of the issuance of the Series A Preferred Units, the Board of Directors of the General Partner shall have been reconstituted to consist of seven (7) directors, with the initial designees to the Board of Directors as set forth on Schedule B, and Andrew Axelrod shall have been appointed Chairman of the General Partner; and

(vii)        The Partnership shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(c)        Deliveries of Each Purchaser at the Closing. At the Closing, each Purchaser (except in the case of subclauses (ii), (iii) and (iv) below, solely the Lead Purchaser and its respective Affiliates) shall deliver or cause to be delivered to the Partnership:

(i)        The Registration Rights Agreement, which shall have been duly executed by such Purchaser;

(ii)        The Amendment to Nomination and Director Voting Agreement Amendment, which shall have been duly executed by such Purchaser;

(iii)        The Amendment to Voting and Support Agreement, which shall have been duly executed by such Purchaser;

(iv)        The A&R GP LLC Agreement, which shall have been duly executed by and an Affiliate of the Lead Purchaser;

(v)        A properly executed Internal Revenue Service Form W-9 from such Purchaser;

(vi)        Payment of such Purchaser’s Funding Obligation payable by wire transfer of immediately available funds to an account designated in writing on the Partnership’s letterhead and executed by an authorized officer of the Partnership in advance of the Closing Date; and

(vii)        Such other documents relating to the transactions contemplated by this Agreement as the Partnership or its counsel may reasonably request.

(d)        Conditions to the Partnership’s Obligation to Sell to a Purchaser.

(i)        The Partnership shall have received all documents contemplated to be delivered by such Purchaser pursuant to Section 2.02(c); and

(ii)        The representations and warranties of such Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date hereof (except for representations and warranties that speak as of a specific date which shall be true and correct (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of such specified date) and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

Section 2.03    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Each Purchaser acknowledges by executing this Agreement that such Purchaser is irrevocably committed to purchase the Purchased Units in accordance with the terms of this Agreement, and such purchase is not subject to any conditions precedent other than the deliverables contemplated by Section 2.02(a), provided, that no Purchaser shall be obligated to purchase Series A Preferred Units unless each other Purchaser purchases the amount of Series A Preferred Units set forth opposite such Purchaser’s name on Schedule A hereto, provided, further, that no defaulting Purchaser shall be relieved from liability in the event any other Purchaser does not purchase Series A Preferred Units. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.04    Further Assurances. From time to time after the date hereof, without further consideration, the Partnership and each Purchaser shall use their reasonable best efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATED TO THE PARTNERSHIP

The Partnership represents and warrants to and covenants with the Purchasers as follows:

Section 3.01    Existence.

(a)        Each of the Partnership, the General Partner and the Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its Properties and assets and to conduct the businesses in all material respects which it is engaged, and is duly registered or qualified as a foreign limited liability company, limited partnership or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect.

(b)        None of the Partnership, the General Partner or Subsidiaries is in violation of its Organizational Documents.

(c)        The partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the General Partner and the Subsidiaries has been, and in the case of the Third A&R LPA for the Partnership and the A&R GP LLC Agreement for the General Partner, at the Closing will be, duly authorized, executed and delivered by StoneMor GP Holdings LLC, the General Partner and any Partnership Entity party thereto, as applicable, and is, and in the case of the Third A&R LPA and the A&R GP LLC Agreement, at the Closing will be, a valid and legally binding agreement of such party thereto, enforceable against such party thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 3.02    Capitalization and Valid Issuance of Units.

(a)        As of the date hereof, and immediately prior to the issuance and sale of the Purchased Units, the issued and outstanding limited partner interests of the Partnership consist of 38,288,857 Common Units and the incentive distribution rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”). All outstanding Common Units, Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(b)        The General Partner holds a 1.04% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and, after giving effect to the Refinancing, the General Partner owns such interest free and clear of all Liens (except (i) as disclosed in the Partnership SEC Documents, (ii) for Liens arising under the Partnership Agreement or the Delaware LP Act and (iii) Liens arising under the New Indenture.

(c)        The Purchased Units being purchased by the Purchasers hereunder and the limited partner interests represented thereby will be duly authorized by the Partnership pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and, after giving effect to the Refinancing, will be free of any and all preemptive or similar rights, taxes, Liens and restrictions on transfer, other than (i) restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws and (ii) such Liens arising under the Partnership Agreement or the Delaware LP Act. The Purchased Units shall have the rights and preferences set forth in the Partnership Agreement.

(d)        Except for the preemptive rights of the General Partner set forth in the Partnership Agreement which are being waived in connection with the issuance of the Purchased Units, there are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Units; and, except (i) for the Purchased Units to be issued pursuant to this Agreement and the Partnership Agreement, (ii) for awards issued pursuant to the Partnership’s long-term incentive plans or (iii) as disclosed in the Partnership SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

(e)        Except as disclosed in the Partnership SEC Documents or Transaction Documents or as otherwise awarded pursuant to the Partnership’s long-term incentive plans, (i) none of the Partnership’s equity interests is subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character issued or incurred by the Partnership or any of its Subsidiaries relating to, or securities or rights convertible into, or exercisable or exchangeable for, any equity interests of the Partnership or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Partnership or any of its Subsidiaries is or may become bound to issue additional equity interests of the Partnership or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any equity interests of the Partnership or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Partnership or any of its Subsidiaries or by which the Partnership or any of its Subsidiaries is or may become bound; (iv) there are no agreements or arrangements under which the Partnership or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of the Partnership or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Partnership or any of its Subsidiaries is or may become bound to redeem a security of the Partnership or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities or the consummation of the Rights Offering; (vii) neither the Partnership nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Partnership and its Subsidiaries have no liabilities or obligations required to be disclosed in the Partnership SEC Documents but not so disclosed in the Partnership SEC Documents, other than those incurred in the ordinary course of the Partnership’s or any of its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(f)        Upon issuance in accordance with this Agreement and the Partnership Agreement, the Conversion Units will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens, preemptive or similar rights, taxes and restrictions on transfer, other than (i) restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws and (ii) such Liens arising under the Partnership Agreement or the Delaware LP Act.

Section 3.03    General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership.

Section 3.04    Ownership of the Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Subsidiary (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (b) are owned, directly or indirectly, by the Partnership, and, after giving effect to the Refinancing, free and clear of all Liens other than Liens arising under the New Indenture, and the Organizational Documents of such Subsidiaries. The Partnership or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Partnership or such Subsidiary.

Section 3.05    Partnership SEC Documents. The Partnership SEC Documents, at the time filed (except to the extent corrected by a subsequent Partnership SEC Document filed on or prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements of the Partnership and other financial information included in the Partnership SEC Documents were prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows of the Partnership and its consolidated Subsidiaries for the periods then ended. The independent auditor of the Partnership as of the date of the most recent audited balance sheet of the Partnership is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Since December 31, 2018, based on an annual evaluation of disclosure controls and procedures, the Partnership is not aware of (x) except as disclosed in the Partnership SEC Documents, any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

Section 3.06    No Material Adverse Change; Absence of Changes; Operations in the Ordinary Course. Except as expressly set forth in the Partnership SEC Documents, since December 31, 2018 through the date hereof no Material Adverse Effect has occurred. Neither the Partnership nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up nor does the Partnership have any knowledge or reason to believe that any of its or any of its Subsidiaries’ respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Partnership and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. Since March 31, 2019, and other than the transactions contemplated by the Transaction Documents, each of the Partnership Entities has conducted its business in the ordinary course of business, preserved intact its existence and business organization, Permits, goodwill and business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Partnership Entities.

Section 3.07    No Registration Required. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.08    No Registration Rights. Except as disclosed in the Partnership SEC Documents, none of the sale of the Securities as contemplated by this Agreement, the entry into the Registration Rights Agreement and the filing of any registration statement contemplated by the Registration Rights Agreement give rise to any rights for or relating to the registration of any other securities of the Partnership, except such rights as have been waived or satisfied on or prior to the date hereof.

Section 3.09    Litigation; Compliance with Laws. The representations made by the Partnership in Section 4.09 (Litigation; Compliance with Laws) of the New Indenture are incorporated by reference as Section 3.09 of this Agreement, mutatis mutandis.

Section 3.10    No Default. The representations made by the Partnership in Section 4.21 (No Default) of the New Indenture are incorporated by reference as Section 3.10 of this Agreement, mutatis mutandis.

Section 3.11    No Conflicts. None of (a) the offering, issuance and sale by the Partnership of the Securities and the application of the proceeds therefrom, (b) the execution, delivery and performance of the Transaction Documents, (c) the Refinancing or (d) the Rights Offering or (e) the consummation of the transactions contemplated thereby (i) constitutes or will constitute a violation of the Organizational Documents of the Partnership (as amended by the Third A&R LPA) or the General Partner (as amended by the A&R GP LLC Agreement), (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under or give to others any right of termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, Law, Permit or regulation or any order, judgment, decree or injunction of any court or Governmental Authority or body having jurisdiction over the Partnership or the General Partner or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership or the General Partner other than as contemplated by the Transaction Documents, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

Section 3.12    Authority; Enforceability. The Partnership has all limited partnership power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All partnership or limited liability company action, as the case may be, required to be taken by the General Partner and the Partnership for the authorization, issuance, sale and delivery of the Securities, the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby shall have been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the Exchange in connection with the Partnership’s issuance and sale of the Securities to the Purchasers. Each of the Transaction Documents has been duly and validly authorized and has been or, with respect to the Transaction Documents to be delivered at the Closing, will be, validly executed and delivered by the Partnership or the General Partner, as the case may be, and constitutes, or will constitute, the legal, valid and binding obligations of the Partnership or the General Partner, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.13    Approvals. Excluding any matters covered by Section 3.08, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of any of the Transaction Documents or the Partnership’s issuance and sale of the Purchased Units, except (a) in connection with the Partnership’s obligations under the Registration Rights Agreement or the Transaction Documents, (b) as may be required under the state securities or “Blue Sky” Laws, or (c) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.14    Distribution Restrictions. After giving effect to the Refinancing, no Subsidiary is currently prohibited, directly or indirectly, from making any distributions to the Partnership or another Subsidiary, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Subsidiary from the Partnership or its affiliates or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary, except (i) restrictions arising under the New Indenture, (ii) as described in the Partnership SEC Documents, (iii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

Section 3.15    Partnership Status. The Partnership has not elected to be classified as a corporation for U.S. federal income tax purposes. The Partnership has for each taxable year during which the Partnership was in existence met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Partnership expects to meet the gross income requirements of Section 7704(c)(2) of the Code for its taxable year ending December 31, 2019.

Section 3.16    Investment Company Status. None of the Partnership Entities is now, and immediately after the sale of the Purchased Units hereunder and the application of the net proceeds from such sale none of the Partnership Entities will be an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.17    Certain Fees. No fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Partnership agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership or alleged to have been incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.18    No General Solicitation. Neither the Partnership, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 3.19    No Integrated Offering. None of the Partnership, its Subsidiaries, or any of their respective Affiliates, nor any Person acting on its or their behalf (excluding any of the Purchasers) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of the equityholders of the Partnership for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Partnership are listed or designated for quotation.

Section 3.20    Employee Relations.

(a)        No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(b)        Neither the Partnership nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Partnership and its Subsidiaries believe that their relations with their respective employees are good. No executive officer of the Partnership or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) or other key employee of the Partnership or any of its Subsidiaries has notified the Partnership or any such Subsidiary that such officer intends to leave the Partnership or any such Subsidiary or otherwise terminate such officer’s employment with the Partnership or any such Subsidiary. No executive officer or other key employee of the Partnership or any of its Subsidiaries is in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, except for any violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)        The Partnership and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.21    Insurance. The Partnership maintains or is entitled to the benefits of insurance from insurers of recognized financial responsibility covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a reasonable manner and in amounts which are prudent and customary in the businesses in which the Partnership and its Subsidiaries are engaged. All such insurance is outstanding and duly in force on the date hereof, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect. Neither the Partnership nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 3.22    Books and Records; Sarbanes-Oxley Compliance.

(a)        Except as set forth in the Partnership SEC Documents, the Partnership maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations,

(ii) transactions are recorded as necessary to permit preparation of the Partnership consolidated financial statements in conformity with GAAP and to maintain accountability for its assets and liabilities, (iii) access to the assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(b)        The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a- 15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that material information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures as of the end of the most recently completed fiscal quarter covered by the Partnership’s periodic reports filed with the Commission, and such disclosure controls and procedures are, except as described in the Partnership SEC Documents, effective in all material respects to perform the functions for which they were established.

(c)        The Partnership and, to the Partnership’s knowledge, the General Partner’s directors or officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.23    Listing and Maintenance Requirements. The Common Units are listed on the Exchange, and the Partnership has not received any notice of delisting. The issuance and sale of the Purchased Units pursuant to the Partnership Agreement and issuance of Conversion Units upon conversion of the Purchased Units does not contravene Exchange rules and regulations. Without limiting the generality of the foregoing, the Partnership is not in violation of any of the rules, regulations or requirements of the Exchange and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Units by the Exchange in the foreseeable future.

Section 3.24    Taxes. The representations made by the Partnership in Section 4.13 (Taxes) of the New Indenture are incorporated by reference as Section 3.24 of this Agreement, mutatis mutandis.

Section 3.25    Environmental Matters. The representations made by the Partnership in Section 4.16 (Environmental Matters) of the New Indenture is incorporated by reference as Section 3.25 of this Agreement, mutatis mutandis.

Section 3.26    Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Partnership SEC Documents but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Partnership SEC Documents or to be filed as an exhibit to the Partnership SEC Documents that are not described or filed as required by the Securities Act or the Exchange Act.

Section 3.27    Title to Property. Each of the Partnership Entities has good and marketable title to all real property and good title to all personal property described in the Partnership SEC Documents as owned by such Partnership Entity, and after giving effect to the Refinancing, free and clear of all Liens except such (a) as are described in the Partnership SEC Documents, (b) as arise under the New Indenture, or (c) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Partnership or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Partnership or any of its Subsidiaries.

Section 3.28    Application of Takeover Protections; Rights Agreement. The Partnership and its General Partner have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Partnership Agreement or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Partnership’s issuance of the Securities and any Purchaser’s ownership of the Securities.

Section 3.29    Transactions With Affiliates. Except as set forth in the Partnership SEC Documents or as contemplated by the Transaction Documents, none of the officers, directors or employees of the General Partner, the Partnership or any of its Subsidiaries is presently a party to any material transaction with the General Partner, Partnership or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Partnership or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner.

Section 3.30    Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Partnership, and all laws imposing such taxes will be or will have been complied with.

Section 3.31    USA Patriot Act; Sanctions; Anti-Terrorism and Anti-Corruption Laws. The representations made by the Partnership in Section 4.24 (USA Patriot Act; Sanctions; Anti-Terrorism and Anti-Corruption Laws) of the New Indenture are incorporated by reference as Section 3.31 of this Agreement, mutatis mutandis.

Section 3.32    Compliance with Cemetery Laws. The representations made by the Partnership in Section 4.26 (Compliance with Cemetery Laws) of the New Indenture are incorporated by reference as Section 3.32 of this Agreement, mutatis mutandis.

Section 3.33    No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), no Issuer Covered Person is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Partnership has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Partnership has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

Section 3.34    No Other Purchaser Representations. The Partnership acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers, severally but not jointly and solely with respect to itself, represents and warrants and covenants to the Partnership as follows:

Section 4.01    Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02    Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. Each of the Transaction Documents to which it is a party has been duly executed and delivered by such Purchaser and constitutes legal, valid and binding obligations of such Purchaser; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03    No Breach. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation by such Purchaser of the transactions contemplated by the Transaction Documents.

Section 4.04    Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers retained by such Purchaser with respect to the purchase of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.05    Unregistered Securities.

(a)        Accredited Investor Status; Sophisticated Purchaser. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Securities. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities.

(b)        Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Partnership that have been requested and materials relating to the offer and sale of the Securities that have been requested by such Purchaser. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of the Partnership. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on the Partnership SEC Documents or the Partnership’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands that its purchase of the Purchased Units involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units.

(c)        Residency. Such Purchaser shall cooperate reasonably with the Partnership to provide any information necessary for any applicable securities filings. Such Purchaser is treated as a United States person, or a disregarded entity of such United States person.

(d)        Legends. Such Purchaser understands that, until such time as the Purchased Units have been registered pursuant to the provisions of the Securities Act, or the Purchased Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units will bear a restrictive legend as provided in the Partnership Agreement. Each Purchaser understands that, until such time as the Conversion Units have been registered pursuant to the provisions of the Securities Act, or the Conversion Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Units will bear a restrictive legend as provided in the Partnership Agreement.

(e)        Purchase Representation. Such Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that, except as contemplated by the Registration Rights Agreement, neither the Purchased Units nor the Conversion Units have been or will be registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

(f)        Rule 144. Such Purchaser understands that there is no public trading market for the Purchased Units and that none is expected to develop. Each Purchaser has been advised and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g)        Reliance by the Partnership. Such Purchaser understands that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Units and the Conversion Units issuable upon conversion thereof.

Section 4.06    Sufficient Funds. Such Purchaser will have available to it at the Closing sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Funding Obligation in immediately available cash funds.

ARTICLE V

COVENANTS

Section 5.01    Reporting Status. For so long as any Series A Preferred Units are outstanding, the Partnership shall use its reasonable best efforts to timely file, and in all cases file, all reports required to be filed with the Commission pursuant to the Exchange Act.

Section 5.02    Use of Proceeds. The Partnership will use the proceeds from the sale of the Securities for general corporate purposes, including effecting the Refinancing and paying related expenses.

Section 5.03    Disclosure of Transactions. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Partnership shall issue a press release and file a Current Report on Form 8-K (provided that such press release shall be issued and such Form 8-K shall be filed at the same time), in each case, reasonably acceptable to the Purchasers, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents as exhibits to such filing (including all attachments).

Section 5.04    Additional Issuances of Securities.

(a)        For purposes of this Section 5.04, “Trigger Date” means the date on which a Purchaser ceases to own any Series A Preferred Units, Conversion Units or C-Corp Shares such Purchaser receives in consideration for Series A Preferred Units or Conversion Units pursuant to the consummation of the C-Corporation Conversion. “Issuer” shall mean, prior to the consummation of the C-Corporation Conversion, the Partnership, and, from and after the consummation of the C-Corporation Conversion, StoneMor Inc.

(b)        From the date hereof until the Trigger Date, in the event that the Issuer proposes to offer for sale, pledge, grant any option to purchase or otherwise dispose of (or the entry into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or C-Corp Shares or securities convertible into or exercisable or exchangeable for Common Units or C-Corp Shares (other than (a) the Purchased Units as contemplated by the Transaction Documents, (b) Common Units or C-Corp Shares issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or (c) pursuant to the Rights Offering (such offerings, sales, pledges, grants or dispositions, a “Subsequent Offering” and such securities, the “Offered Securities”), each Purchaser shall have the right to purchase, in lieu of the person to whom the Issuer proposed to issue such Offered Securities, in accordance with paragraph Section 5.04(c) below, a number of Offered Securities equal to the product of (i) the total number or amount of Offered Securities which the Issuer proposes to issue at such time and (ii) a fraction, the numerator of which shall be the total number of Conversion Units (or C-Corp Shares from which such Conversion Units were converted) which such Purchaser beneficially owns at the relevant measurement point on an as converted basis, and the denominator of which shall be the aggregate number of shares of Common Units or C-Corp Shares, as applicable, then outstanding (the number referred to in clause (ii), the “Pro Rata Share”).

(c)        Subject to the provisions of Section 5.04(d), in the event that the Issuer proposes to undertake a Subsequent Offering, it shall give written notice (a “Notice of Issuance”) of its intention to each Purchaser indicating the exact price per Offered Security and the exact number of Offered Securities to be issued by the Issuer, and describing the material terms of the Offered Securities and the material terms of the Subsequent Offering. Each Purchaser shall have five (5) Business Days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of such Purchaser’s Pro Rata Share of such number of Offered Securities (as determined pursuant to Section 5.04(b) above) for the same consideration and otherwise upon the terms specified in the Notice of Issuance (unless better terms are provided to any other purchaser) by giving written notice to the Issuer and stating therein the quantity of Offered Securities to be purchased by the Issuer. If any Purchaser exercises its right to purchase Offered Securities pursuant to this Section 5.04(c), the purchase and sale of such Offered Securities shall close at the same time as the issuance of Offered Securities to the other purchaser or purchasers and, subject to the preceding sentence, shall be issued on the same terms and subject to the same conditions as applicable to the other purchaser or purchasers. The rights given by the Issuer under this Section 5.04(c) shall terminate and shall be deemed waived by the Purchaser if unexercised within five (5) Business Days after receipt of the Notice of Issuance referred to in this Section 5.04(c). Notwithstanding anything to the contrary contained herein, if (i) the price or any other material terms upon which the Issuer proposes to issue such Offered Securities are amended by the Issuer following the delivery to the Purchasers of the Notice of Issuance or (ii) the offering of Offered Securities to which a Notice of Issuance relates is not completed within 60 days from the delivery of such notice to the Purchasers, each Purchaser’s election with respect to the purchase of Offered Securities covered by such Notice of Issuance shall be void and the Issuer shall be obligated to deliver a new Notice of Issuance to each Purchaser, and each Purchaser shall be entitled to make a new election with respect to the purchase by it of Offered Securities covered by such notice within the five (5) Business Day period from the date of delivery of the new Notice of Issuance and otherwise in accordance with the procedure specified in the second sentence of this Section 5.04(c).

(d)        Notwithstanding anything to the contrary contained in Section 5.04(c), if the Issuer proposes to issue Offered Securities in an aggregate amount of at least $15,000,000, in a transaction in which securities of the Issuer is sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public, including any block sale to a financial institution conducted as an underwritten public offering (such Subsequent Offering, an “Subsequent Underwritten Offering”), the Notice of Issuance may, (i) in lieu of providing the price at which the Issuer proposes to issue Offered Securities as a fixed dollar amount, provide an estimated range of prices within which the underwriter for such offering reasonably estimates the shares will ultimately be priced and (ii) in lieu of providing an exact number of Offered Securities to be issued by the Issuer in such Subsequent Underwritten Offering, provide an estimated number the underwriter for such offering reasonably estimates will ultimately be issued in such Subsequent Underwritten Offering (the “Offering Size”). If a Purchaser desires to exercise its rights under this Section 5.04(d) with respect to such Subsequent Underwritten Offering, such Purchaser shall be required to make an election with respect to the purchase of up to a number of Offered Securities being offered equal to its Pro Rata Share of the Offering Size no later than five (5) Business Days from the date of receipt of the Notice of Issuance; provided that each Purchaser’s obligation to purchase the number of Offered Securities subject to its election shall be conditioned upon (A) the issuance by the Issuer of a number of Common Units or C-Corp Shares at least equal to the Offering Size and (B) the Offered Securities so issued being priced not higher or lower than 10% above or below, respectively, of the closing price of the Common Units or C-Corp Shares, as applicable on the principal securities exchange on which either securities are then listed on the date immediately prior to the date on which the Notice of Issuance is delivered to the Purchasers pursuant to this Section 5.04(d) (the “Price Range”). If a Subsequent Underwritten Offering contemplated by this Section 5.04(d)is not completed within 60 days following the Notice of Issuance with respect thereto, then the Issuer will be required to comply again with the provisions of Section 5.04(c) or Section 5.04(d) in any Subsequent Offering.

(e)        Any Notice of Issuance provided by the Issuer to a Purchaser in connection with an Subsequent Underwritten Offering may specify a number of Common Units or C-Corp Shares, not to exceed 15% of the Offering Size, that the underwriters or agents in such offering shall be entitled to purchase upon exercise of an underwriter’s option to purchase additional Common Units or C-Corp Shares (the “Overallotment Securities”). If a Purchaser desires to exercise its rights under this Section 5.04(e) with respect to Overallotment Securities, such Purchaser shall be required to make an election with respect to the purchase of up to its Pro Rata Share of the Overallotment Securities at the same time such Purchaser makes an election pursuant to Section 5.04(d); provided that such Purchaser’s obligation to purchase Overallotment Securities in accordance with its election shall be conditioned upon the Overallotment Securities being priced within the Price Range.

(f)        The Issuer and each Purchaser agree that if such Purchaser elects to participate in any offering pursuant to this Section 5.04, (x) neither the underwriting or purchase agreements relating to such offering nor any other transaction documents related thereto (collectively, the “Subsequent Offering Documents”) shall include any term or provisions whereby such Purchaser shall be required to agree to any restrictions in trading as to any securities of the Issuer owned by such Purchaser prior to such offering, other than as required by applicable law, and (y) any registration rights set forth in such Subsequent Offering Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

Section 5.05    Rights Offering. As promptly as practicable after the issuance of the Series A Preferred Units, the Partnership shall file a registration statement on Form S-1 to effect a $40,185,483 rights offering of Common Units to holders of Common Units (other than any Purchaser or holders of Common Units who are Affiliates of a Purchaser, American Infrastructure Funds L.P. and its Affiliates) at a purchase price of $1.20 per Common Unit (the “Rights Offering”). The Partnership shall use its reasonable best efforts to complete the Rights Offering within one hundred (100) days of the issuance of the Series A Preferred Units.

Section 5.06    Cooperation; Further Assurances. Each of the Partnership and the Purchasers shall use its respective reasonable best efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Partnership and the Purchasers agrees to execute and deliver all such documents or instruments, to take all appropriate action and to do all other things it determines to be necessary, proper or advisable under applicable Laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement.

Section 5.07    Transfer Restrictions. Without the prior written consent of the Partnership, except as specifically provided in this Agreement, each Purchaser and its Affiliates shall not offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Purchased Units, provided, that such Purchaser may transfer any Purchased Units to a U.S. Affiliate of such Purchaser. Notwithstanding the foregoing, any transferee receiving any Purchased Units pursuant to this Section 5.07 shall agree to the restrictions set forth in this Section 5.07. Notwithstanding anything herein to the contrary, nothing in this Section 5.07 or otherwise in this Agreement shall restrict a Purchaser from entering into any swap or other derivatives transaction that transfers to a United States person, in whole or in part, any of the economic benefits or risks of ownership of such Purchaser’s Securities.

Section 5.08    No Integrated Offering. None of the Partnership, its Subsidiaries, their Affiliates or any Person acting on their behalf will take any action or steps referred to in Section 3.19 that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

Section 5.09    Tax Estimates.

(a)        Following receipt of a written request from a Purchaser that continues to own Purchased Units, the Partnership shall provide such Purchaser with a good faith estimate (and reasonable supporting calculations) of whether there is sufficient Unrealized Gain attributable to the Partnership property on the date of such request such that, if any of such Purchaser’s Series A Preferred Units were converted to Common Units and such Unrealized Gain was allocated to such Purchaser pursuant to Section 5.5(d) of the Third A&R LPA, Purchaser’s Capital Account in respect of its Common Units would be equal to the Per Unit Capital Amount for a then Outstanding Initial Common Unit without any need for corrective allocations under Treasury Regulation Section 1.704(b)(4)(x). Each Purchaser shall be entitled to make such a request in connection with a conversion of the Purchased Units and prior to the C-Corporation Conversion.

(b)        For purposes of this Section 5.08, all capitalized terms used but not defined herein shall have the meanings assigned to them in the Third A&R LPA.

Section 5.10    UBTI. The Schedule K-1s provided to the Purchasers shall include such Purchaser’s distributive share of “unrelated business taxable income.”

Section 5.11    Governance Matters. From and after the C-Corporation Conversion, StoneMor GP Holdings LLC, the General Partner, the Partnership and the entities into which the General Partner and the Partnership convert in connection with the C-Corporation Conversion, as applicable, shall take all necessary action to nominate and cause:

(a)        the number of directors of StoneMor, Inc. (the “Corporation”) that will constitute the full board of directors of the Corporation to be seven (7);

(b)        until the later of (i) the refinancing or repayment of the Notes under the New Indenture and (ii) such time as the Lead Purchaser and its controlled affiliated investment funds and managed accounts (collectively, “Axar”) ceases to hold at least 15.00% of the issued and outstanding common stock of the Corporation in the aggregate, three (3) individuals designated in writing by the Lead Purchaser to be elected to the Corporation’s board of directors, at least two of whom of whom shall be “independent” under the standards set forth in Section 303A.02(b) of the New York Stock Exchange Listed Company Manual for so long as the Corporation is not a “controlled company” for purposes of the New York Stock Exchange, provided, however, that if, prior to the refinancing or repayment of the Notes under the New Indenture, the number of directors on the Corporation’s board of directors is increased, the number of directors which shall be designated by the Lead Purchaser shall be increased to be at least three-sevenths (3/7) of the total number of directors on the Corporation’s board of directors;

(c)        solely after the refinancing or repayment of the Notes under the New Indenture, until such time as Axar ceases to hold at least 10.00% of the issued and outstanding common stock of the Corporation in the aggregate, two (2) individual designated in writing by the Lead Purchaser to be elected to the Corporation’s board of directors; and

(d)        solely after the refinancing or repayment of the Notes under the New Indenture, until such time as Axar ceases to hold at least 5.00% of the issued and outstanding common stock of the Corporation in the aggregate, one (1) individual designated in writing by the Lead Purchaser to be elected to the Corporation’s board of directors.

Section 5.12    Blocker Entities. The General Partner and the Partnership acknowledge that one or more Purchasers are making their investment through one or more newly-formed US “blocker entities” (i) whose only asset will be its direct or indirect ownership of Purchased Units (each, a “Blocker Corp.”) and cash or other consideration received as a result of ownership of such Purchased Units, and (ii) whose only liabilities will be liabilities incurred in connection with the ownership of such Purchased Units (e.g., taxes payable). In connection with the consummation of the C-Corporation Conversion, if any Purchaser shall so request at least five (5) Business Days prior to such consummation, any such Blocker Corp. (or, as applicable, any such Purchaser) shall have the right to be merged with, or contributed to (or, as applicable, to cause such Blocker to be merged with or contributed to) StoneMor Inc. in a transaction intended to be tax-free under Code section 368 or Code section 351, in exchange for the C-Corp Shares such Purchaser would have received as consideration in the C-Corporation Conversion without any discount. Any such Purchaser shall be responsible for and shall indemnify StoneMor Inc. for any taxes of the Blocker Corp. for taxable periods or portions thereof ending on or prior to the consummation of the C-Corporation Conversion to the extent such taxes exceed the amount of cash held by the Blocker Corp. at the time of the C-Corporation Conversion.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01    Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by the Partnership contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 3.01 (Existence), Section 3.02 (Capitalization and Valid Issuance of Units), Section 3.04 (Ownership of the Subsidiaries), Section 3.12 (Authority: Enforceability), Section 3.15 (Partnership Status) or Section 3.17 (Certain Fees) or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be required to be true and correct as of such date only) or (b) the breach of any covenants of the Partnership contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Partnership shall constitute the date upon which such claim has been made; and provided, further, that the aggregate liability of the Partnership to each Purchaser pursuant to this Section 6.01 shall not be greater in amount than such Purchaser’s Funding Obligation, and the aggregate liability of the Partnership to all Purchasers pursuant to this Section 6.01 shall not exceed the Total Funding Obligation. No Purchaser Related Party shall be entitled to recover special, indirect, exemplary, incidental, lost profits, speculative or punitive damages under this Section 6.01; provided, however, that such limitation shall not prevent any Purchaser Related Party from recovering under this Section 6.01 for any such damages to the extent that such damages are direct damages in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

Section 6.02    Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly or jointly and severally, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to (a) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects as of the date made (except to the extent any representation or warranty includes the word “material,” Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, must have been true and correct) or (b) the breach of any of the covenants of such Purchaser contained herein; provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty; and provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; and provided, further, that the liability of each such Purchaser shall not be greater in amount than the sum of such Purchaser’s Funding Obligation plus any distributions paid to such Purchaser with respect to the Purchased Units. No Partnership Related Party shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 6.02; provided, however, that such limitation shall not prevent any Partnership Related Party from recovering under this Section 6.02 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.

Section 6.03    Indemnification Procedure.

(a)        A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article VI, except as otherwise provided in Section 6.01.

(b)        As soon as reasonably practicable after any Purchaser Related Party or Partnership Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a Third-Party Claim, failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party and to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party or its Affiliates. The remedies provided for in this Section 6.03 are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

Section 6.04    Tax Matters. All indemnification payments under this Article VI shall be adjustments to the Purchaser’s Purchase Price except as otherwise required by applicable Law.

ARTICLE VII

MISCELLANEOUS

Section 7.01    Expenses. Promptly following receipt of an invoice therefor, the Partnership shall reimburse (x) the Lead Purchaser for the reasonable fees and expenses of Schulte Roth & Zabel, LLP of $425,000.00 and (y) Vinson & Elkins for its reasonable fees and expenses of $2,000,000.00; provided, that for U.S. federal income tax purposes, the reimbursements described in Section 7.01(x) are, and will be treated by the parties as, adjustments to the Purchase Price paid by the Purchasers for the Purchased Units. All other costs and expenses, including fees and disbursements of financial advisers and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

Section 7.02    Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this

Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s), and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 7.03    Survival of Provisions. (A) The representations and warranties set forth in Section 3.01(a), Section 3.02, Section 3.12, Section 3.15, Section 3.17, Section 4.01, Section 4.02, Section 4.04, and Sections 4.05(a) and (b) hereunder shall survive the execution and delivery of this Agreement indefinitely, (B) the representations and warranties set forth in Section 3.24 and Section 3.30 shall survive until the date that is 60 days after the expiration of the applicable statute of limitation and (C) the other representations and warranties set forth herein shall survive for a period of eighteen (18) months following the Closing Date, regardless of any investigation made by or on behalf of the Partnership or the Purchasers. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof.

Section 7.04    No Waiver; Modifications in Writing.

(a)        Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)        Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document (except in the case of the Partnership Agreement for amendments adopted pursuant to Article XIII thereof) shall be effective against a Purchaser unless signed by such Purchaser. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Partnership from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.05    Binding Effect. This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 7.06    Non-Disclosure. The Partnership and the General Partner agree that the Purchasers may (i) publicize their ownership in the Partnership, as well as the identity of the Partnership, the size of the investment and its pricing terms with respect to the Series A Preferred Units on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium or in any regulatory filing and (ii) display the Partnership’s logo in conjunction with any such reference.

Section 7.07    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, email, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)        If to a Purchaser affiliated with Axar Capital Management L.P., to the address set forth on Schedule A, with a copy to (which shall not constitute notice):

Schulte Roth & Zabel, LLP

919 Third Avenue

New York, NY 10022

Attention: Stuart D. Freedman

Facsimile: 212-593-5955

Email: Stuart.freedman@srz.com

(b)          If to another Purchaser, to the address set forth on Schedule A

(c)          If to the Partnership:

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Attention: General Counsel

Email: aso@stonemor.com

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street

Suite 2500

Houston TX 77002-6760

Attention: David P. Oelman

Email: doelman@velaw.com

or to such other address as the Partnership or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, upon actual receipt if sent via email or facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.08    Removal of Legend. In connection with a sale of the Conversion Units by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Partnership a broker representation letter providing to the Partnership any information the Partnership deems necessary to determine that the sale of such Units is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification as to facts allowing the Partnership to determine whether such Purchaser is or is not an affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time the such Units have been held. Upon receipt of such representation letter, the Partnership shall promptly remove the notation of a restrictive legend in such Purchaser’s or the book-entry account maintained by the Partnership, including the legend referred to in Section 4.05, and the Partnership shall bear all costs (or reimburse such Purchaser for such reasonable costs) associated therewith. At such time as the Conversion Units have been sold pursuant to an effective registration statement under the Securities Act or have been held by any Purchaser for more than one year where such Purchaser is not, and has not been in the preceding three months, an affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act), if the book-entry account of such Units still bears the notation of the restrictive legend referred to in Section 4.05, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.05 from such Units, and the Partnership shall bear all costs (or reimburse such Purchaser for such reasonable costs) associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification as to facts allowing the Partnership to determine whether such Purchaser is or is not an affiliate of the Partnership (as defined in Rule 144 promulgated under the Securities Act), as well as a covenant to inform the Partnership if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such Units have been held. The Partnership shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.

Section 7.09    Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Transaction Documents with respect to the rights granted by the Partnership or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.10    Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.11    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY

CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.12    Exclusive Remedy.

(a)        Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party subject to the terms hereof, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b)        The sole and exclusive remedy for the Purchasers for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, excluding for the avoidance of doubt, the failure of any of the representations or warranties contained in any Transaction Document other than this Agreement to be true and correct as of the date made, shall be the rights of indemnification set forth in Article VI only, and no Purchaser will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Purchasers to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 7.12(a).

Section 7.13    No Recourse Against Others.

(a)        All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Partnership and the Purchasers. No Person other than the Partnership or the Purchasers, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Partnership and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)        Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Partnership and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Partnership and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 7.14    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Partnership, the Purchasers, for purposes of Article VI only, the Purchaser Released Parties, and, for purposes of Section 7.13 only, any member, partner, stockholder, Affiliate or Representative of the Partnership or the Purchasers, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.15    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its general partner

	By:	/s/ Joseph M. Redling
	Name:	Joseph M. Redling
	Title:	President and Chief Executive Officer

[Signature page to Purchase Agreement]

PURCHASERS

AXAR

SMP SPV LLC

By: Axar Capital Management LP, its Investment Manager

By: /s/ Andrew Axelrod
Name: Andrew Axelrod
Title: Authorized Signatory

STAR V PARTNERS LLC

By: Axar Capital Management LP, its Investment Manager

By: /s/ Andrew Axelrod
Name: Andrew Axelrod
Title: Authorized Signatory

BLACKWELL PARTNERS LLC – SERIES E, solely with respect to the assets for which Axar Capital Management LP acts as its Investment Manager

By: Axar Capital Management LP, its Investment Manager

By: /s/ Andrew Axelrod
Name: Andrew Axelrod
Title: Authorized Signatory

[Signature page to Purchase Agreement]

/s/ David Miller
David Miller

[Signature page to Purchase Agreement]

MANGROVE PARTNERS

MPF INVESTCO 6, LLC

By: The Mangrove Partners Fund (Cayman Drawdown), L.P., its sole member

By: Mangrove Partners, its investment manager

By: /s/ Ward Dietrich
Name: Ward Dietrich
Title: Authorized Person

MPF INVESTCO 7, LLC

By: The Mangrove Partners i-Feeder 1, Ltd., its sole member

By: Mangrove Partners, its investment manager

By: /s/ Ward Dietrich
Name: Ward Dietrich
Title: Authorized Person

MPF INVESTCO 8, LLC

By: The Mangrove Partners Fund (Cayman), Ltd., its sole member

By: Mangrove Partners, its investment manager

By: /s/ Ward Dietrich
Name: Ward Dietrich
Title: Authorized Person

[Signature page to Purchase Agreement]

THE MANGROVE PARTNERS FUND, L.P.

By: Mangrove Partners, its investment manager

By: /s/ Ward Dietrich
Name: Ward Dietrich
Title: Authorized Person

THE MANGROVE PARTNERS FUND (CAYMAN PARTNERSHIP), L.P.

By: Mangrove Partners, its investment manager

By: /s/ Ward Dietrich
Name: Ward Dietrich
Title: Authorized Person

[Signature page to Purchase Agreement]

Schedule A

Purchase Price Allocation

Purchaser and Address	Purchased Units	Funding Obligation

SMP SPV LLC c/o Axar Capital Management, LP 1330 Avenue of the Americas, 30th Floor New York, NY 10019 Attention: Andrew Axelrod E-mail: aaxelrod@axarcapital.com	24,963,768	$27,560,000.00

Star V Partners LLC c/o Axar Capital Management, LP 1330 Avenue of the Americas, 30th Floor New York, NY 10019 Attention: Andrew Axelrod E-mail: aaxelrod@axarcapital.com	6,476,449	$7,150,000.00

Blackwell Partners LLC – Series E c/o Axar Capital Management, LP 1330 Avenue of the Americas, 30th Floor New York, NY 10019 Attention: Andrew Axelrod E-mail: aaxelrod@axarcapital.com	8,324,275	$9,190,000.00

MPF InvestCo 6, LLC c/o Mangrove Partners 645 Madison Avenue, 14th Floor New York, NY 10022 Attention: Ward Dietrich Email: WDietrich@MangrovePartners.com	1,455,949	$1,607,367.34

MPF InvestCo 7, LLC c/o Mangrove Partners 645 Madison Avenue, 14th Floor New York, NY 10022 Attention: Ward Dietrich Email: WDietrich@MangrovePartners.com	594,385	$656,200.89

Schedule A

MPF InvestCo 8, LLC c/o Mangrove Partners 645 Madison Avenue, 14th Floor New York, NY 10022 Attention: Ward Dietrich Email: WDietrich@MangrovePartners.com	1,585,145	$1,750,000.00

The Mangrove Partners Fund, L.P. c/o Mangrove Partners 645 Madison Avenue, 14th Floor New York, NY 10022 Attention: Ward Dietrich Email: WDietrich@MangrovePartners.com	2,011,493	$2,220,687.78

The Mangrove Partners Fund (Cayman Partnership), L.P. c/o Mangrove Partners 645 Madison Avenue, 14th Floor New York, NY 10022 Attention: Ward Dietrich Email: WDietrich@MangrovePartners.com	5,675,493	$6,265,743.99

David Miller 1451 Brandywine lane Wayne, PA 19087 Email: david@chesterbrookfinancial.com	996,377	$1,100,000.00

Total:	52,083,333	$57,500,000.00

Schedule A

Schedule B

Board of Director Designees

1.	Andrew Axelrod

2.	Spencer Goldenberg

3.	David Miller

4.	Stephen Negrotti

5.	Patricia D. Wallenbach

6.	Robert Hellman, Jr.

7.	Joseph Redling

Schedule B

EXHIBIT D

FORM OF OPINION OF VINSON & ELKINS L.L.P.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Series A Preferred Unit Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchasers at the Closing an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Purchasers and dated the Closing Date in form satisfactory to the Purchasers, stating that:

In connection with the opinions expressed below, we have examined the following:

(i)        The Purchase Agreement;

(ii)        the constitutive documents (the “Organizational Documents”) of the entities listed on Schedule I hereto (the “Covered Opinion Parties”)1;

(iii)        copies of certain resolutions duly adopted by the Board of Directors of the StoneMor GP LLC and the Conflicts Committee thereof; and

(iv)        such other documents as we have deemed appropriate for purposes of the opinions expressed below.

(i) Each of the Covered Opinion Parties is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Covered Opinion Parties has all requisite corporate, limited liability company or partnership power and authority, as applicable, under the laws of its jurisdiction of formation necessary to own or lease its properties and to conduct its business, in each case as described in the Partnership SEC Documents. The Covered Opinion Parties are each duly qualified to do business and are each in good standing in each jurisdiction listed on Schedule I.

(ii) Other than the preemptive rights of the General Partner set forth in the Partnership Agreement which are being waived in connection with the issuance of the Purchased Units, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Organizational Documents of the Partnership or the General Partner.

(iii) The Purchased Units to be issued and sold to the Purchasers by the Partnership pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued in accordance with the terms of the Partnership Agreement, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

1 Schedule to include StoneMor GP LLC.

Exhibit D

(v) The Conversion Units have been duly authorized by the General Partner on behalf of the Partnership pursuant to the Partnership Agreement and, when issued upon conversion of the Purchased Units in accordance with the terms of the Partnership Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(vi) No consent, approval, authorization, filing with or order of any federal or Delaware court, Governmental Authority is required for the issuance and sale by the Partnership or the General Partner of the Purchased Units, the execution, delivery and performance by the Partnership or the General Partner of the Opinion Documents to which it is a party, or the consummation of the transactions contemplated by the Opinion Documents, except (A) as may be required in connection with the Partnership’s obligations under the Registration Rights Agreement to register the resale of the Conversion Units under the Securities Act, (B) those that have been obtained, (C) as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion, (D) as are contemplated in the Transaction Documents, or (E) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

(vii) Assuming the accuracy of the representations and warranties of the Purchasers and the Partnership contained in the Purchase Agreement, the offer, issuance and sale of the Purchased Units by the Partnership to the Purchasers solely in the manner contemplated by the Purchase Agreement are, and the issuance and delivery of the Conversion Units will be, exempt from the registration requirements of the Securities Act; provided, however, that we express no opinion as to any subsequent sale or resale of the Purchased Units or the Conversion Units.

(viii) The Partnership is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ix) None of the offering, issuance or sale by the Partnership of the Purchased Units or the execution, delivery and performance of the Opinion Documents by the Partnership or the General Partner, as the case may be, or the consummation of the transactions contemplated thereby will result in a breach or violation of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under (A) the Organizational Documents of the Partnership or the General Partner, as the case may be, (B) the Delaware LP Act, the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or U.S. federal law, which in the case of clause (B), would be reasonably expected to have a Material Adverse Effect.

(x) Each of Opinion Documents has been duly authorized and validly executed and delivered by the Partnership or the General Partner, as the case may be, and the Third A&R LPA constitutes a valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, and the A&R GP LLC Agreement constitutes a valid and binding obligation of StoneMor GP Holdings LLC and the General Partner, enforceable against StoneMor GP Holdings LLC and the General Partner in accordance with its terms, except insofar as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such

Exhibit D

principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Partnership, the General Partner and StoneMor GP Holdings LLC each has the requisite power and authority to execute, deliver and perform all of its obligations under the Opinion Documents, including, without limitation, the issuance of the Securities in accordance with the terms thereof.

Exhibit D

Schedule I

Operating Subsidiaries

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
[●]	[●]	[●]

Exhibit D

EXHIBIT H

OFFICER’S CERTIFICATE

OF

STONEMOR PARTNERS L.P.

June 27, 2019

Reference is made to that certain Series A Preferred Unit Purchase Agreement, dated as of June 27, 2019, by and among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), and the purchasers set forth on Schedule A thereto (as such agreement may be amended from time to time, the “Purchase Agreement”). All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. Pursuant to Section 2.02(a)(vi) of the Purchase Agreement, [•], in his capacity as [•] of StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership, hereby certifies on behalf of the Partnership that:

1.

the representations and warranties of the Partnership are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of the date hereof (except for representations and warranties that speak as of a specific date which are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects) as of such specified date) and the Partnership has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Partnership at or prior to the date hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first set forth above.

STONEMOR GP LLC

By: __________________________________
Name:
Title:

Exhibit H

EXHIBIT I

FORM OF GENERAL PARTNER WAIVER

June 27, 2019

StoneMor GP LLC (the “General Partner”), a Delaware limited liability company and the general partner of StoneMor Partners LP (the “Partnership”), in its own capacity and in its capacity as the general partner of the Partnership, hereby waives any preemptive rights it may hold pursuant to Section 5.9 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 9, 2008 (as amended, including, without limitation, by the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 27, 2019, the “Partnership Agreement”), with respect to the Partnership’s privately negotiated Series A Preferred Unit Purchase Agreement, dated as of June 27, 2019, by and among the Partnership and each of the Purchasers set forth in Schedule A thereto (the “Purchase Agreement”), to issue and sell an aggregate of 52,083,333 Series A Preferred Units representing limited partner interests of the Partnership for a cash purchase price of $1.1040 per Series A Preferred Unit.

IN WITNESS WHEREOF, the undersigned executes this General Partner Waiver, effective as of the date first above written.

StoneMor GP LLC

By: __________________________________
Name:
Title:

Exhibit I